PENN-AMERICA INSURANCE COMPANY
                           PENN-STAR INSURANCE COMPANY
                              Hatboro, Pennsylvania
        and any additional company established or acquired by the Company property catastrophe excess of loss
                         reinsurance program no. 26-002
              reinsuRance contract nos. 36881/36882/36883/36884-002










                                   PREPARED BY


                                 WILLIS RE INC.

                                                                      Willis

                         PENN-AMERICA INSURANCE COMPANY
                           PENN-STAR INSURANCE COMPANY
                              Hatboro, Pennsylvania
        and any additional company established or acquired by the Company property catastrophe excess of loss
                         reinsurance program no. 26-002
              reinsuRance contract nos. 36881/36882/36883/36884-002


                                                                  Contract Participation
                                                --------------------------------------------------------
REINSURERS                                         1st Excess  2nd Excess     3rd Excess     4th Excess
                                                -------------- ------------ -------------- -------------

Domestic Reinsurers
American Agricultural Insurance Company                3.000%       5.000%         5.000%        5.000%
Converium Reinsurance (N.A.), Inc.                    12.500%      15.000%        20.000%       25.000%
Everest Reinsurance Company                           25.000%      25.000%        20.000%       20.000%
PXRE Reinsurance Company                              20.000%      20.000%        15.000%       11.000%
Shelter Mutual Insurance Company                       3.000%       3.000%         2.750%        2.750%

Bermuda Reinsurers
XL Re Ltd.                                             3.000%      10.000%        15.000%       11.000%

International Reinsurers
Converium Ltd. (Zurich)                                8.000%       9.000%        12.000%       15.000%
Hannover Rueckversicherungs-AG                        12.500%      10.000%         7.500%        7.500%
Sirius International Insurance Corporation             3.000%       3.000%         2.750%        2.750%
                                                -------------- ------------ -------------- -------------

TOTAL                                                 90.000%     100.000%       100.000%      100.000%


                                                                      Willis

                                TABLE OF CONTENTS


ARTICLE                                                                   PAGE
-------                                                                   ----

I                   BUSINESS COVERED                                       1
II                  THIRD PARTY RIGHTS                                     1
III                 EXCLUSIONS                                             2
IV                  TERM                                                   3
V                   TERRITORY                                              3
VI                  DEFINITIONS                                            3
                           "Declaratory Judgment Expense"                  3
                           "Gross Net Written Premium Income"              4
                           "Loss Adjustment Expense"                       4
                           "Loss Occurrence"                               4
                           "Policy" or "Policies"                          6
                           "Ultimate Net Loss"                             6
VII                 AMOUNT OF COVERAGE AND RETENTION                       6
VIII                NET RETAINED LIABILITY                                 7
IX                  OTHER REINSURANCE                                      7
X                   NOTICE OF LOSS AND LOSS SETTLEMENTS                    7
XI                  PREMIUM                                                8
XII                 REINSTATEMENT                                          8
XIII                SALVAGE AND SUBROGATION                                9
XIV                 CURRENCY                                               9
XV                  UNAUTHORIZED REINSURANCE                               9
XVI                 ACCESS TO RECORDS                                     11
XVII                OFFSET                                                11
XVIII               ERRORS AND OMISSIONS                                  12
XIX                 BINDING ARBITRATION                                   12
XX                  INSOLVENCY                                            13
XXI                 SERVICE OF SUIT                                       13
XXII                TAXES                                                 14
XXIII               FEDERAL EXCISE TAX                                    14
XXIV                GOVERNING LAW                                         15


                                                                 Willis

XXV                 CONFIDENTIALITY                                       15
XXVI                SEVERABILITY                                          15
XXVII               AGENCY AGREEMENT                                      15
XXVIII              INTERMEDIARY                                          16
                    Pools, Associations & Syndicates Exclusion Clause
                    Insolvency Funds Exclusions Clause
                    North American War Exclusion Clause (Reinsurance)
                    Nuclear Incident Exclusion Clause - Physical Damage -
                    Reinsurance - U.S.A.
                    Terrorism Exclusion Clause
                    Exhibit A

                                                                 Willis

                       PROPERTY CATASTROPHE EXCESS OF LOSS
                         REINSURANCE PROGRAM NO. 26-002
              reinsurance contract nos. 36881/36882/36883/36884-002
                                (the "Contract")

                                     between

                         PENN-AMERICA INSURANCE COMPANY
                           PENN-STAR INSURANCE COMPANY
                              Hatboro, Pennsylvania
        and any additional company established or acquired by the Company
                                 (the "Company")

                                       and

                   THE SUBSCRIBING REINSURER(S) EXECUTING THE
                     INTERESTS AND LIABILITIES AGREEMENT(S)
                                 ATTACHED HERETO
                                (the "Reinsurer")




                                    ARTICLE I
                                    ---------

BUSINESS COVERED
---------------

By this Contract the Reinsurer agrees to reinsure the liability of the Company under its Policy or Policies in force at the effective time and date hereof or issued or renewed at or after the effective time and date, and classified by the Company as Property business, including but not limited to Fire and Allied Lines; Inland Marine; Commercial Multiple Peril (Property Coverages only); Businessowners (Property Coverages only); and Commercial and Private Passenger Automobile Physical Damage (excluding Collision but including Garagekeepers and Garage Physical Damage Coverages only), subject to the terms, conditions and limitations hereafter set forth.


                                   ARTICLE II
                                   ----------

THIRD PARTY RIGHTS
------------------

This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

                                                                 Willis

                                   ARTICLE III
                                   -----------

EXCLUSIONS
----------

The following shall be excluded from the scope of this Contract:

A. Assumed treaty reinsurance other than:

       (1)  Reinsurance  from  the  Company's   affiliated   companies  (i.e.,
            companies which are under common management or common ownership of the Company),

       (2) Local agency reinsurance on a share basis accepted in the normal course of business,

       (3) Reinsurance assumed from State and County Mutuals;

B. Pools, Associations and Syndicates pursuant to the "Pools, Associations and Syndicates Exclusion Clause," attached hereto;

C. Insolvency Funds pursuant to the "Insolvency Fund Exclusion Clause," attached hereto;

D.     War Risks pursuant to the "War Exclusion Clause," attached hereto;

E. Nuclear Incident pursuant to the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.," attached hereto;

F. Losses arising out of Extra Contractual Obligations and/or Excess of Original Policy Limits Judgments.

       The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

       The term "Excess of Original Policy Limits" is defined as those liabilities which arise in connection with any judgment in excess of the limit of the original Policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

G. Losses in respect of overhead transmission and distribution lines and their supporting structures, other than those on or within 300 meters (or 1,000 feet) of the insured premises. It is understood and agreed that public utilities extension and/or suppliers' extension and/or

                                                                 Willis
       contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitters' or distributors' Policy;

H. Pollution to the extent that it is excluded under the Company's original Policies;

I.     Rolling stock business;

J.     Satellite business;

K.     Insurance on growing crops;

L.     Difference in Conditions coverage, however styled;

M.     Boiler and Machinery business.

N.     Terrorism pursuant to the "Terrorism Exclusion Clause," attached hereto.


                                   ARTICLE IV
                                   ----------

TERM
----

A. This Contract shall become effective at 12:01 a.m., Eastern Standard Time, January 1, 2002, as respects losses occurring at or after that time and date, and shall continue in effect until 12:01 a.m., Eastern Standard Time, January 1, 2003.

B. If this Contract expires or is terminated while a Loss Occurrence covered hereunder is in progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire Loss Occurrence had occurred prior to the expiration or termination of this Contract, provided that no part of that Loss Occurrence is claimed against any renewal or replacement of this Contract.


                                    ARTICLE V
                                    ---------

TERRITORY
---------

The territorial limits of this Contract shall be identical with those of the Company's Policies.


                                   ARTICLE VI
                                   ----------

DEFINITIONS
-----------

A.     "Declaratory Judgment Expense"

       Shall mean all expenses incurred by the Company in connection with a declaratory judgment action brought to determine the Company's defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract. Declaratory

                                                                      Willis
       judgment expense shall be deemed to have been incurred on the date of the original loss (if any) giving rise to the declaratory judgment action.

B.     "Gross Net Written Premium Income"

       Shall be defined as gross written premiums plus any additional premiums and less any return premiums on the Policies reinsured hereunder, and less premiums paid for reinsurances, recoveries under which inure to the benefit of this Contract.

C.     "Loss Adjustment Expense"

       Shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of specific claims covered under the Policies reinsured hereunder, including court costs and costs of supersedeas and appeal bonds, and including a) pre-judgment interest, unless included as part of the award or judgment; b) post-judgment interest; c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense (as defined herein); and d) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss Adjustment Expense does not include unallocated loss adjustment expense. Unallocated loss adjustment expense includes, but is not limited to, salaries and expenses of employees, other than (d) above, and office and other overhead expenses.

D.     "Loss Occurrence"

       Shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss, or series of disasters, accidents or losses arising out of one event, which occurs anywhere in the world but limited in the United States of America and the Dominion of Canada to within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. The duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event. The term "Loss Occurrence" shall be further defined as follows:

       1. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

       2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned
                                                                      Willis
              by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an insured's premises by strikers, provided such occupation commenced during the aforesaid period.

       3. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "Loss Occurrence."

       4. As regards "Freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "Loss Occurrence."

       5. As regards "Cyberrisk," losses arising, directly or indirectly, out of:

              a.    the use or misuse of the Internet or similar facility;

              b.    any electronic transmission of data or other information;

              c. any malicious code, that goes by the name computer virus, worm, logic bomb, or Trojan horse;

              d. the use or misuse of any Internet address, Website or similar facility; or

              e. any data or other information posted on a Website or similar facility;

              do not in and of themselves constitute an event unless arising out of one or more of the following perils:

              fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, collapse, flood, freeze, ice or weight of snow.

       For all "Loss Occurrences," except as referred to under sub-paragraph 2 above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for those "Loss Occurrences" referred to in sub-paragraph 1 above, where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

       As respect those "Loss Occurrences" referred to in sub-paragraph 2 above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident, or loss into two or more "Loss Occurrences," provided no two periods overlap and no individual loss is included in more

                                                                 Willis
       than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

       No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "Loss Occurrence" claimed under the 168 hours provision.

E.     "Policy" or "Policies"

       Shall mean all binders, policies, and contracts of insurance or reinsurance which are issued by or on behalf of the Company, all as respects the business covered under this Contract, as set forth in the BUSINESS COVERED ARTICLE.

F.     "Ultimate Net Loss"

       Shall mean the actual loss, including pre-judgment interest which is included as part of the award or judgment, Loss Adjustment Expense, which amounts are paid or to be paid by the Company on its net retained liability after making deductions for all recoveries, salvages, subrogations and all claims on inuring reinsurance, whether collectible or not; provided, however, that, in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the INSOLVENCY ARTICLE. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's Ultimate Net Loss has been ascertained.


                                   ARTICLE VII
                                   -----------

AMOUNT OF COVERAGE AND RETENTION
--------------------------------

A. The Company shall retain under each excess layer in respect of each Loss Occurrence that amount of Ultimate Net Loss of the "Company's Retention" stated in Item 1 of Exhibit A corresponding to such excess layer.

B. The Reinsurer shall then be liable under such excess layer in respect of each Loss Occurrence that amount of Ultimate Net Loss in excess of the "Company's Retention"; however, such amount shall not exceed 100% of the "Each Loss Occurrence Limit" as stated in Item 2 of Exhibit A corresponding to such excess layer.

C. Furthermore, the limit of liability of the Reinsurer under each excess layer in respect of Ultimate Net Loss amounts recoverable hereunder for all Loss Occurrences covered under this Contract shall not exceed 100% of the "Limit for all Loss Occurrences" as stated in Item 3 of Exhibit A corresponding to such excess layer.

D. The coverage hereunder is subject to at least two risks being involved in the same Loss Occurrence.

E.     The Company shall be the sole judge of what constitutes each risk.

                                                                      Willis

F. "Company Retention" shall be satisfied if this amount is retained by the Company or any affiliated company under common management or common ownership of the Company.


                                  ARTICLE VIII
                                  ------------

NET RETAINED LIABILITY
----------------------

A. This Contract applies to only that portion of any Policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract) and, in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss shall not be increased by reason of the inability of the Company to collect from any other Reinsurer(s), whether specific or general, any amounts which may have become due from such Reinsurer(s), whether such inability arises from the insolvency of such other Reinsurer(s) or otherwise.


                                   ARTICLE IX
                                   ----------

OTHER REINSURANCE
-----------------

Applicable to the Second, Third and Fourth Layers only

A. The Company shall maintain in force other reinsurance, recoveries under which shall inure to the benefit of this Contract.

B. The Company shall be permitted to carry underlying reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.


                                    ARTICLE X
                                    ---------

NOTICE OF LOSS AND LOSS SETTLEMENTS
-----------------------------------

A. The Company shall advise the Reinsurer promptly of all losses which may result in a claim hereunder and of all subsequent developments thereto which may materially affect the position of the Reinsurer.


                                                                      Willis

B. When so requested in writing, the Company shall afford the Reinsurer or its representatives an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim, suit or proceeding involving this reinsurance, and the Company and the Reinsurer shall cooperate in every respect in the defense of such claim, suit or proceeding.

C. All loss settlements made by the Company that are within the terms and conditions of the Policy, except as otherwise provided in this Contract, shall be binding upon the Reinsurer. Upon the Reinsurer's receipt of satisfactory proof of loss, the Reinsurer agrees to pay within 45 days following its receipt thereof its share of each such loss settlement.


                                   ARTICLE XI
                                   ----------

PREMIUM

A. The premium to be paid to the Reinsurer for each layer of Property Catastrophe Excess of Loss Reinsurance provided by this Contract shall be calculated by multiplying the "Premium Rate" stated in Item 6 of Exhibit A to the Gross Net Written Premium Income corresponding to each such excess layer.

B. For each layer of Property Catastrophe Excess of Loss Reinsurance provided by this Contract, the Company shall pay to the Reinsurer the "Annual Deposit Premium" stated in Item 4 of Exhibit A, payable in amounts set forth as "Quarterly Installments" stated in Item 5 of Exhibit A, on or before January 1, 2002; April 1, 2002; July 1, 2002; and October 1, 2002, corresponding to each such excess layer.

C. Within 90 days following the expiration of this Contract, the Company shall furnish to the Reinsurer a statement of the premium due for each excess layer calculated in accordance with paragraph A of this Article, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.


                                   ARTICLE XII
                                   -----------

REINSTATEMENT
-------------

A. Each claim hereunder, as respects each layer of Property Catastrophe Excess Reinsurance provided by this Contract, reduces the limit of liability under such excess layer from the time of occurrence of the loss by the amount of the claim paid, which amount is hereby automatically reinstated and in consideration of payment by the Company of an additional premium calculated by multiplying the final adjusted premium under such excess layer by the percentage that the amount of limit of liability so reinstated bears to the total amount of limit liability provided (i.e., the "Reinsurer's Each Loss Occurrence Limit" stated in
       Item 2 of Exhibit A) regardless of the unexpired portion of this Contract. Such additional premium shall be paid by the Company when any loss payments are made by the Reinsurer. Nevertheless, the Reinsurer's liability under each excess layer shall never exceed 100% of the "Reinsurer's Each Loss Occurrence Limit" stated in Item 2 of Exhibit

                                                                      Willis

       A and 100% of the "Reinsurer's Limit for all Loss Occurrences"  stated in
       Item 3 of Exhibit A.

B. In the event a reinstatement premium becomes due hereunder before such time as the actual premium has been calculated (as provided for in the PREMIUM ARTICLE), the Company shall pay to the Reinsurer a provisional reinstatement premium based on the deposit premium hereunder. The provisional reinstatement premium shall be adjusted as soon as the actual premium has been established.


                                  ARTICLE XIII
                                  ------------

SALVAGE AND SUBROGATION
-----------------------

The Reinsurer shall be credited with salvage or subrogation recoveries (i.e., reimbursement obtained or recovery made by the Company, less Loss Adjustment Expense incurred in obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage and subrogation recoveries thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.


                                   ARTICLE XIV
                                   -----------

CURRENCY
--------

A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.
B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


                                   ARTICLE XV
                                   ----------

UNAUTHORIZED REINSURANCE
------------------------

(Applies only to a Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.)

A. As regards Plicies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such

                                                                      Willis
       reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, plus reserves for losses incurred but not reported, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, cash advances or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.

B. When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure for timely delivery to the Company (in accordance with the Company's reporting requirements) a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (60 days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C. The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

       1. to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

       2. to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Contract;

       3.     to  fund  an  account   with  the  Company  for  the   Reinsurer's
              Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

       4. to pay the Reinsurer's share of any other amounts the Company claims are due under this Contract.

D. In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for 1 or 3 or, in the case of 4, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All

                                                                      Willis
       of  the  foregoing  shall  be  applied  without   diminution  because  of
       insolvency on the part of the Company or the Reinsurer.

E. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

F. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

       1. If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

       2. If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.


                                   ARTICLE XVI
                                   -----------

ACCESS TO RECORDS
-----------------

The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect through its authorized representative, at all reasonable times during the term of this Contract and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.


                                  ARTICLE XVII
                                  ------------

OFFSET
------

The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from one party to the other under this Contract; provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.

                                                                      Willis

                                  ARTICLE XVIII
                                  -------------

ERRORS AND OMISSIONS
--------------------

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to either party if such delay, omission or error had not been made, provided such omission or error is rectified upon discovery.


                                   ARTICLE XIX
                                   -----------

BINDING ARBITRATION
-------------------

A. If any dispute shall arise between the parties to this Contract, either before or after its termination, with reference to the interpretation of this Contract, including the formation or validity thereof, or the rights of either party with respect to any transactions under this Contract, the dispute shall be referred to three (3) arbitrators. One arbitrator is to be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may nominate two (2) arbitrators who shall choose the third.

B. In the event the arbitrators do not agree on the selection of the third arbitrator within thirty (30) days, each arbitrator shall name three (3), of whom the other arbitrator shall decline two (2) and the decision shall be made by drawing lots. All arbitrators shall be executive or retired officers of insurance or reinsurance companies or underwriters at Lloyd's of London, not under the control of either party to this Contract.

C. If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for the purposes of this Article, provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurer under the terms of this Contract from several to joint.

D. Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the arbitrators. The arbitrators shall consider this Contract an honorable engagement rather than merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of a majority of the arbitrators shall be final and binding on both the Company and the Reinsurer. Judgment may be entered upon the award of the arbitrators in any court having jurisdiction.

E. Each party shall bear the fee and expenses of its own arbitrator, one half of the fees and the expenses of the third arbitrator and one half of the other expenses of the arbitration. In the event both arbitrators are chosen by one party, the fees of the arbitrators shall be equally divided between parties.

F. Any such arbitration shall take place in Hatboro, Pennsylvania, unless some other location is mutually agreed upon by the parties.

                                                                      Willis

                                   ARTICLE XX
                                   ----------

INSOLVENCY
----------

A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor upon demand, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more Reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C. It is further agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (a) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payee under such policies and in substitution for the obligations of the Company to such payees.

D. In the event of the insolvency of the Company or companies listed in the designation of "Company" under this Contract, this Article shall apply only to the insolvent company.


                                   ARTICLE XXI
                                   -----------

SERVICE OF SUIT
---------------

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities).


                                                                      Willis

A.     It is  agreed  that in the event the  Reinsurer  fails to pay any  amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.


                                  ARTICLE XXII
                                  ------------

TAXES
-----

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia or Canada.


                                  ARTICLE XXIII
                                  -------------

FEDERAL EXCISE TAX
------------------

(Applicable to those Reinsurers, excepting underwriters at Lloyd's London and other Reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.


                                                                      Willis

                                  ARTICLE XXIV
                                  -------------

GOVERNING LAW
-------------

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Pennsylvania, exclusive of the rules with respect to conflicts of law, except as to rules with respect to credit for reinsurance in which case the applicable rules of all states shall apply.


                                   ARTICLE XXV
                                   -----------

CONFIDENTIALITY
---------------

The Reinsurer, except with the express prior written consent of the Company, shall not directly or indirectly, communicate, disclose or divulge to any third party, any knowledge or information that may be acquired either directly or indirectly as a result of the inspection of the Company's books, records and papers. The restrictions as outlined in this Article shall not apply to information which is already in the public domain or communication or disclosures that the Reinsurer is required to make to its statutory auditors, retrocessionaires, legal counsel, parent company, arbitrators involved in any arbitration procedures under this Contract or disclosures required upon subpoena or other duly-issued order of a court or other governmental agency or regulatory authority.


                                  ARTICLE XXVI
                                  ------------

SEVERABILITY
------------

If any provision of this Contract should be invalid under applicable laws, the latter shall control but only to the extent of the conflict without affecting the remaining provisions of this Contract.


                                  ARTICLE XXVII
                                  -------------

Agency Agreement
----------------

If more than one reinsured company is named as a party to this Contract, the first named company will be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract and for purposes of remitting or receiving any monies due any party.

                                                                      Willis

                                 ARTICLE XXVIII
                                 --------------

INTERMEDIARY
------------

Willis Re Inc., 11 Penn Center, Suite 2700, 1835 Market Street, Philadelphia, Pennsylvania 19103 is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. However, all communications concerning accounts, claim information, funds and inquiries related thereto shall be transmitted to the Company or the Reinsurer through Willis Re Inc., 5420 Millstream Road, Suite 200, P.O. Box 3000, McLeansville, North Carolina 27301-3000. Payments by the Company to Willis Re Inc. shall be deemed to constitute payment to the Reinsurer and payments by the Reinsurer to Willis Re Inc. shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.





IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below:

Signed this __________________ day of _________________________________, 2002.

PENN-AMERICA INSURANCE COMPANY
PENN-STAR INSURANCE COMPANY


By____________________________________________________



                                                                      Willis

                POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE
                -------------------------------------------------

SECTION A:
---------

EXCLUDING:

         (a) All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

         (b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B:
----------

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations, or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

         Industrial Risk Insurers,
         Associated Factory Mutuals,
         Improved Risk Mutuals,
         Any Pool,  Association  or  Syndicate  formed  for the  purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs,
         United States Aircraft  Insurance Group,
         Canadian  Aircraft  Insurance Group,
         Associated  Aviation Underwriters,
         American   Aviation  Underwriters.

SECTION B does not apply:

         (a) Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

         (b) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

         (c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a).

         (d)      To risks as follows:

                  Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builder's Risks on the classes of risks specified in this subsection (d) only.

Where this Clause attaches to catastrophe excesses, the following Section C is added:

SECTION C:
----------

NEVERTHELESS the Reinsurer specifically agrees that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

                                                                      Willis

         (l) The following so-called "Coastal Pools":

                  ALABAMA INSURANCE UNDERWRITING ASSOCIATION FLORIDA WINDSTORM UNDERWRITING ASSOCIATION ("FWUA") LOUISIANA INSURANCE UNDERWRITING ASSOCIATION MISSISSIPPI WINDSTORM UNDERWRITING ASSOCIATION NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING ASSOCIATION TEXAS WINDSTORM INSURANCE ASSOCIATION
                                                    AND
         (2)      All "FAIR Plan" and "Rural Risk Plan" business
                                                    AND
                  The Florida Property and Casualty Joint Underwriting Association ("FPCJUA"), the Florida Residential Property and Casualty Joint Underwriting Association ("RPCJUA") and the California Earthquake Authority (CEA)

         for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

         (i) The inability of any other participant in such "Coastal Pool" and/or "FAIR Plan" and/or "Rural Risk Plan" and/or Residual Market Mechanisms to meet its liability.

         (ii) Any claim against such "Coastal Pool" and/or "FAIR Plan" and/or "Rural Risk Plan" and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any Insolvency Fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).

SECTION D:
---------

         (1) Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company by the CEA, the Company may include in the Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company's initial capital contribution to the CEA shall not be included in the Ultimate Net Loss.

         (2) Notwithstanding Section C above, in respect of the FWUA, FPCJUA and RPCJUA, where an assessment is made against the Company by the FWUA, the FPCJUA, the RPCJUA, or any combination thereof, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall not exceed the lesser of:

                  (a) The Company's assessment from the relevant entity (FWUA, FPCJUA and/or RPCJUA) for the accounting year in which the loss occurrence commenced, or

                  (b) The product of the following:

                           (i) The Company's percentage participation in the relevant entity for the accounting year in which the loss occurrence commenced; and

                           (ii) The relevant  entity's total losses in such loss
occurrence.

Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section C above, in respect of the FWUA, the FPCJUA and/or the RPCJUA, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of the FWUA, the FPCJUA and/or the RPCJUA. For the purposes of this Contract, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by the FWUA, the FPCJUA and/or the RPCJUA to meet the obligations of an insolvent insurer member or other party, or to meet any obligations arising from the deferment by the FWUA, FPCJUA and/or RPCJUA of the collection of monies.

                                                                     Willis

                       INSOLVENCY FUNDS EXCLUSIONS CLAUSE
                       ----------------------------------




This Contract excludes: All liability of the Company arising, by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

                                                                      Willis

                NORTH AMERICAN WAR EXCLUSION CLAUSE (REINSURANCE)
     `          -------------------------------------------------



As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia, its territories and possessions including the Commonwealth of Puerto Rico and including Bridges between the U.S.A. and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

Nevertheless, this Clause shall not be construed to apply to riots, strikes, civil commotion, vandalism, malicious damage including acts committed by agents of any government, party or faction engaged in war, hostilities, or other warlike operation, provided such agents are acting secretly and not in connection with any operations of military or naval armed forces in the country where the interests insured are situated.


                                                                      Willis

   NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.
   ---------------------------------------------------------------------------


1) This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any Insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

       I. Nuclear reactor power plants including all auxiliary property on the site, or

       II.    Any other nuclear  reactor  installation,  including  laboratories
              handling   radioactive   materials  in  connection   with  reactor
              installations, and "critical facilities" as such, or

       III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

       IV. Installations other than those listed in paragraph 2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3)     Without in any way  restricting  the  operations  of paragraphs 1) and 2)
       hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph 3) shall not operate

              a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or
              b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st, January 1960, this sub-paragraph b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Government Authority having jurisdiction thereof.

4) Without in any way restricting the operations of paragraphs 1), 2) and 3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

7)     Reinsured to be sole judge of what constitutes:

       a) substantial quantities, and

       b) the extent of installation, plant or site.

NOTE: Without in any way restricting the operations of paragraph 1) hereof, it is understood and agreed that:

       a) all policies issued by the Reinsured on or before 31st, December 1957, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply,
       b) with respect to any risk located in Canada policies issued by the Reinsured on or before 31st, December 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
N.M.A. 1119

                                                                      Willis

                           TERRORISM EXCLUSION CLAUSE
                           --------------------------

A. This Contract does not cover any loss or damage caused directly or indirectly by Terrorism, including action in hindering or defending against an actual or expected incident of Terrorism. Such loss or damage is excluded regardless of any other cause or event that contributes concurrently or in any sequence to the loss.

B. "Terrorism" as used herein shall mean activities against persons, organizations or property of any nature:

       1. That involve the following or preparation for the following:

              a.    Use or threat of force or violence;

              b.    Commission or threat of a dangerous act; or

              c.    Commission  or  threat  of an act  that  interferes  with or
                    disrupts  an  electronic,  communication,   information,  or
                    mechanical system; and

       2. When one or both of the following applies:

              a. The effect is to intimidate or coerce a government or the civilian population or any segment thereof, or to disrupt any segment of the economy; or

              b. It appears that the intent is to intimidate or coerce a government, or to further political, ideological, religious, social or economic objectives or to express (or express opposition to) a philosophy or ideology.

C. Furthermore, a loss will be deemed Terrorism when one or both of the following applies:

       1. The total sum of all damages to all types of property (in the United States, its territories and possessions, Puerto Rico and Canada) sustained by all persons and entities affected by the Terrorism (and including business interruption losses sustained by owners or occupants of such damaged property), whether or not insured, exceeds $25,000,000; and/or

       2. The Terrorism involves the use, release or escape of pathogenic or poisonous biological or chemical materials or of nuclear materials, or directly or indirectly results in nuclear reaction or radiation or radioactive contamination.

D. With regard to paragraph C.1., for the purpose of determining the total sum of all damages to all types of property, multiple incidents of Terrorism which occur within a seventy-two hour period and that which appear to be carried out in concert or to have a related purpose or common leadership shall be considered one incident of Terrorism.

E. Notwithstanding the foregoing, a loss will not be deemed Terrorism if the Federal Government or other applicable governmental authority have determined it not to be Terrorism.

                                                                     Willis

                                    EXHIBIT A
                                    ---------

                                     to the

                         PENN-AMERICA INSURANCE COMPANY
                           PENN-STAR INSURANCE COMPANY

       Property Catastrophe Excess Of Loss Reinsurance Program No. 26-002
               Comprised of Contracts 36881/36882/36883/36884-002

                   For the Period 12:01 a.m., January 1, 2002
                         To 12:01 a.m., January 1, 2003


                                                              1st Excess         2nd Excess     3rd Excess        4th Excess
                                                               36881-002         36882-002       36883-002         36884-002
                                                              -----------      -----------     ------------      -----------
Item 1   Company's Retention                                  $ 1,000,000      $ 2,000,000      $ 5,000,000      $11,000,000

Item 2   Reinsurer's Each Loss Occurrence Limit (100% of)     $ 1,000,000      $ 3,000,000      $ 6,000,000      $14,000,000

Item 3   Reinsurer's Limit for all Loss Occurrences           $ 2,000,000      $ 6,000,000      $12,000,000      $28,000,000
         during the term (100%)

Item 4   Annual Deposit Premium                               $   262,500      $   390,000      $   390,000      $   455,000

Item 5   Quarterly Installments                               $    65,625      $    97,500      $    97,500      $   113,750

Item 6   Premium Rate (GNWPI)                                       0.574%           0.853%           0.853%           0.996%

Item 7   Minimum Premium                                      $   210,000      $   312,000      $   312,000      $   364,000



           The amounts and percentages stated above apply to each Subscribing Reinsurer to the extent of the percentage participation(s) stated in the Subscribing Reinsurer's Interests and Liabilities Agreement attached hereto.

                                                                       Willis